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Exhibit 99.1

        On April 25, 2003, Matthew P. Wagner, President and Chief Executive Officer of First Community Bancorp, responded to questions on the Company's earnings for the first quarter of 2003 and its proposed acquisition of Verdugo Banking Company from Gary B. Townsend of Friedman Billings Ramsey during a telephone conversation. Mr. Wagner's comments are included below.

Earnings for First Quarter of 2003

        The Company attributes the decrease in its average earning assets since the fourth quarter of 2002 to the following factors: first, the Company reduced its exposure at Pacific Western National Bank by disposing of approximately $29 million of higher-risk residential construction loans acquired in the acquisitions of Upland Bank and Marathon Bancorp. Second, the Company experienced greater than anticipated prepayments on several large mini-perm loans, including one $6 million loan. Third, average loan balances held constant at First National Bank, where growth was offset by planned reduction of higher-risk acquired loans.

Proposed Acquisition of Verdugo Banking Company:

        The Company has stated the following about Verdugo Banking Company and the proposed acquisition:

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  Verdugo's loans are more heavily weighted toward commercial lending than the Company's current portfolio mix, which will balance First Community's residential construction lending portfolio.

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  First Community believes Verdugo's allowance for loan and lease losses is more favorably reserved than other banks First Community has acquired recently.

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  Structured as an all-cash deal, First Community believes the transaction will be immediately accretive to earnings per share and tangible book value. First Community expects cost savings from the transaction to be at least 40% of Verdugo's non-interest expense.

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  First Community currently expects the transaction to close in early August 2003 and to execute an immediate systems conversion and thus begin the realization of cost savings.

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  First Community currently expects to fund the majority of the transaction with approximately $30 million in borrowings, of which some portion may be trust preferred securities.

Forward-Looking Statements

        This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve inherent risks and uncertainties. First Community Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in such forward-looking statements. These factors include, but are not limited to, economic and competitive conditions in the geographic and business areas in which First Community, its subsidiaries and Verdugo Banking Company operate, the continuing war on terrorism, changes in the securities markets, credit quality deterioration, inflation, fluctuations in interest rates, changes in legislation and governmental regulation, the inability to achieve anticipated cost savings or to otherwise successfully integrate recent or future acquisitions, the risk that required regulatory clearances or shareholder approval of the Verdugo acquisition might not be obtained in a timely manner or at all, and the progress of integrating the operations of Verdugo into Pacific Western National Bank. In addition, statements in this document relating to the expected benefits of the proposed acquisition are subject to risks relating to the retention of key personnel, the ability to maintain or expand Verdugo's existing business, changing relationships with clients and other factors. For additional information concerning risks and uncertainties related to First Community and its operations please refer to our Annual Report on Form 10-K for the year ended December 31, 2002, available on the Internet at www.firstcommunitybancorp.com or at the website of the Securities and Exchange Commission located at www.sec.gov.

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Exhibit 99.1